Exhibit 23.4

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

July 9, 2020

Board of Directors of Antero Resources Corporation

1615 Wynkoop Street

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Antero Resources Corporation (the “Company”) pertaining to the Antero Resources Corporation 2020 Long-Term Incentive Plan of information from, and the inclusion of, our reserves reports dated January 21, 2020, January 11, 2019, and January 10, 2018, with respect to the Company’s estimated proved reserves as of December 31, 2019, December 31, 2018, and December 31, 2017, respectively, in the form and context in which they appear in the Registration Statement on Form S-8 of the Company pertaining to the Antero Resources Corporation 2020 Long-Term Incentive Plan or are incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, to be filed with the United States Securities and Exchange Commission on or about July 9, 2020.

Very truly yours,

/s/DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716